SUB-ITEM 77C: SUBMISSION OF MATTERS
TO A VOTE OF SECURITY HOLDERS
FEDERATED CORE TRUST
A Special Meeting of Shareholders of Federated
Core Trust (the ?Trust?), of which the Fund is a portfolio, was held on October 28, 2013. On
August 29, 2013, the record date for
shareholders voting at the meeting, there were 571,403,494.477 total outstanding shares of the Trust.
The following item was considered by
shareholders of the Trust and the results of their voting were as follows:
PROPOSAL TO ELECT CERTAIN TRUSTEES
OF THE TRUST:
1. John T. Collins

For

   Withheld
   Authority
   to Vote

552,539,608.895

  12,106,026.000
2. Maureen Lally-Green

For
   Withheld
   Authority
   to Vote

552,539,608.895

   12,106,026.000

3. Thomas M. O?Neill

For
   Withheld
   Authority
   to Vote

552,539,608.895

   12,106,026.000

4. P. Jerome Richey

For
   Withheld
   Authority
   to Vote

552,539,608.895

   12,106,026.000



The following Trustees continued their terms:  John F.
Donahue, J. Christopher Donahue, Maureen Lally-
Green (having been previously appointed by the Board), Peter E. Madden, Charles F. Mansfield, Jr.,
Thomas M. O?Neill (having been previously appointed by the Board), and John S. Walsh.


The Definitive Proxy Statement for this Special
Meeting was filed with the Securities and
Exchange Commission on September 10, 2013,
and is incorporated by reference. (File No. 811-
08519)



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